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                               TRENWICK GROUP INC.
                Exhibit 11.0 -- COMPUTATION OF EARNINGS PER SHARE
                     (in thousands except per share amounts)


                                                  Three Months Ended   Nine Months Ended
                                                     September 30,       September 30,
                                                  ------------------   -----------------
                                                    1995      1994       1995     1994
                                                  -------    -------   -------   -------
PRIMARY

Average shares outstanding                          6,489      6,428     6,470     6,466

Weighted average shares of common stock
      equivalents associated with
      stock options, net                              250        214       221       215
                                                  -------    -------   -------   -------

Total                                               6,739      6,642     6,691     6,681
                                                  =======    =======   =======   =======

Net income                                        $ 7,956    $ 6,402   $21,800   $13,656
                                                  =======    =======   =======   =======

PER SHARE AMOUNT                                  $  1.18    $   .96   $  3.26   $  2.04
                                                  =======    =======   =======   =======
FULLY DILUTED

Average shares outstanding                          6,489      6,428     6,470     6,466

Weighted average shares of common stock
      equivalents associated with
      stock options, net                              318        214       317       215

Assumed conversion of 6% convertible debentures     2,134      2,134     2,134     2,134
                                                  -------    -------   -------   -------

Total                                               8,941      8,776     8,921     8,815
                                                  =======    =======   =======   =======

Net income                                        $ 7,956    $ 6,402   $21,800   $13,656

Add 6% convertible conversion debenture
      interest net of federal income
       tax effect                                   1,054      1,068     3,161     3,201
                                                  -------    -------   -------   -------


Total                                             $ 9,010    $ 7,470   $24,961   $16,857
                                                  =======    =======   =======   =======

PER SHARE AMOUNT                                  $  1.01    $   .85   $  2.80   $  1.91
                                                  =======    =======   =======   =======